SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2013

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi		39443
(Address of principal executive offices)		(Zip Code)

(601) 649-4030 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2013, the Registrant entered into a Credit Agreement with BMO Harris Bank, N.A., as Agent and letter of credit issuer and BMO Harris Financing, Inc.; Regions Bank; AgFirst Farm Credit Bank; U.S. Bank National Association; Farm Credit Services of America, PCA; Farm Credit Bank of Texas; Trustmark National Bank; Bank of the West; Farm Credit Mid-America, PCA; United FCS, PCA d/b/a FCS Commercial Finance Group; GreenStone Farm Credit Services, ACA/FLCA; Farm Credit West, PCA; AgStar Financial Services, PCA; 1st Farm Credit Services, PCA; Northwest Farm Credit Services, PCA and American AgCredit, PCA. The credit facility replaced the Registrant’s existing $500.0 million unsecured revolving credit facility that was to expire in 2016 with a $600.0 million unsecured revolving credit facility on a committed basis with a five year maturity. The Registrant may reduce the commitment in a minimum amount of $5,000,000 without penalty upon notice to the Agent.

The Registrant will pay interest, at its option, at a variable base or Eurodollar rate as determined under the Credit Agreement. The Registrant is also obligated to pay an applicable margin over the base rate or Eurodollar rate, as well as a letter of credit participation fee and a commitment fee payable on the amount of the average daily unused portion of the commitment, each according to the ratio of its debt to total capitalization. If there is an event of default, loans outstanding will bear an additional 2.0% rate of interest. The Registrant must also pay a fronting fee of 0.125% of the face amount of each standby letter of credit issued, as well as usual and customary administrative fees.

Up to $15,000,000 of the new credit facility is available for the issuance of standby and commercial letters of credit in the ordinary course of business. The Agent has also established a $10,000,000 swing line facility that will permit funding of small or late day draws that reduce available credit under the facility, with the credit risk allocated ratably among the lenders. Swing line loans bear interest at the base rate plus the applicable margin or the rate offered by the swing line lender in its discretion. The Credit Agreement contains restrictive covenants, which include maintaining a minimum tangible net worth of $450,000,000, subject to quarterly increases based in part on the Registrant’s quarterly consolidated net income; a maximum leverage ratio of 55% from the date of the Agreement through October 30, 2014 and 50% thereafter; and a limitation on capital expenditures of $65,000,000 per fiscal year plus a $10,000,000 carryover amount from the preceding fiscal year that was not actually spent (with special limits to allow for the construction of up to two potential new poultry complexes in the amount of $140,000,000 per complex). The Registrant has a one-time right to increase the maximum leverage ratio by 5% in connection with the construction of either of the two potential new poultry complexes for the four fiscal quarters beginning on the first day of the fiscal quarter in which the Registrant gave notice of its intent to exercise this right. The facility also contains customary provisions relating to acceleration of the Registrant’s payment obligations in an event of default, which include non-payment of interest, principal or fees; covenant defaults, subject to grace periods for certain covenants; inaccurate representations or warranties in any material respect; commencement of insolvency or bankruptcy proceedings by or against the Registrant; a change in control; the entry of certain judgments against the Registrant and cross-defaults on other agreements evidencing indebtedness. The Registrant’s obligations under the Credit Agreement are jointly and severally guaranteed by its wholly-owned subsidiaries under a Guaranty Agreement dated October 24, 2013.

Copies of the Credit Agreement and the Guaranty Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference. The descriptions above are summaries of the Credit Agreement and Guaranty Agreement and are qualified in their entirely by the complete text of those agreements.

Some of the lenders under the credit facility or their affiliates have, or may have in the future, various relationships with the Registrant and its affiliates involving the provision of financial services. As of the date of this report, the following such relationships exist, some of which may be material:

•	Trustmark National Bank is the trustee of the Employee Stock Ownership Plan and Trust of Sanderson Farms, Inc. and Affiliates.

•	The Registrant maintains regular deposit accounts with Regions Bank, including its payroll accounts and cash management accounts, and the Registrant pays Regions Bank a fee for cash management services provided to the Registrant. Regions Bank also maintains the trust account for the Registrant’s health benefit plan and trust. In addition, the Registrant has $1.5 million in operating leases outstanding to Regions Bank for certain equipment, primarily trucks, trailers and tractors.

•	Northwest Farm Credit Services, PCA purchased $50,000,000 of senior notes due April 28, 2016 of the Registrant in a private placement pursuant to a Note Purchase Agreement dated April 28, 2006 with the Registrant.

•	Finally, one of the Registrant’s directors, Toni D. Cooley, is a director of Trustmark National Bank and its parent company, Trustmark Corporation.

Item 1.02 Termination of a Material Definitive Agreement.

Also on October 24, 2013, upon entering into the Credit Agreement described above, the Registrant terminated its Credit Agreement dated as of February 23, 2011, as amended, among the Registrant, BMO Harris Bank N.A., individually and as Agent; Bank of Montreal; BMO Harris Financing, Inc.; Regions Bank; AgFirst Farm Credit Bank; ING Capital LLC; U.S. Bank National Association; Farm Credit Services of America, PCA; Farm Credit Bank of Texas; Compass Bank; Trustmark National Bank; Bank of the West; Farm Credit Services of Mid-America, PCA; United FCS, PCA d/b/a FCS Commercial Finance Group; PNC Bank, N.A.; GreenStone Farm Credit Services, ACA; Farm Credit West, PCA; AgStar Financial Services, PCA; 1st Farm Credit Services, PCA; Northwest Farm Credit Services, PCA and American AgCredit, PCA. The terminated Credit Agreement, which was described in the Registrant’s Current Reports on Form 8-K dated February 23, 2011 and October 4, 2012 (which description is incorporated in this Item 1.02 by reference) provided for a $500.0 million unsecured revolving credit facility. The Registrant did not incur any early termination penalties in connection with the termination. The terminated credit facility provided for interest to be paid, at the Registrant’s option, at a variable base or Eurodollar rate as determined under the Credit Agreement. The Registrant was also obligated to pay an applicable margin over the base rate or Eurodollar rate, as well as a letter of credit participation fee and a commitment fee payable on the amount of the average daily unused portion of the commitment, each according to the ratio of its debt to total capitalization. If there was an event of default, loans outstanding would have borne an additional 2.0% rate of interest. The Registrant was also obligated to pay a fronting fee of 0.125% of the face amount of each standby letter of credit issued, as well as usual and customary administrative fees. Up to $15,000,000 of the terminated credit facility was available for the issuance of standby and commercial letters of credit in the ordinary course of business and it provided for a $10,000,000 swing line facility. The information provided in Item 1.01 of this report is incorporated by reference in this Item 1.02. In addition to the relationships between the Registrant and the lenders described in Item 1.01, the Registrant has approximately $6 million in operating leases outstanding to PNC Equipment Finance, LLC, a wholly-owned subsidiary of PNC Bank, N.A.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 23, 2013, the Compensation Committee of the Registrant’s Board of Directors took the following actions, in each case for the Company’s 2014 fiscal year:

(1) The Committee approved a 5% salary increase for each of Joe F. Sanderson, Jr., Chairman and Chief Executive Officer; Lampkin Butts, President and Chief Operating Officer and D. Michael Cockrell, Treasurer and Chief

Financial Officer. In addition, the Committee increased the annual salary of Timothy F. Rigney, Secretary and Controller, to $215,000. The fiscal 2014 salary for each of the executive officers, which is effective November 1, 2013, is as follows:

2014 Salary
Mr. Sanderson	$1,362,984
Mr. Butts	$665,004
Mr. Cockrell	$569,832
Mr. Rigney	$215,000

(2) The Committee made the following awards, effective November 1, 2013, to the executive officers under the Registrant’s long term equity incentive program:

Name	Performance Shares	Shares of Restricted Stock
Mr. Sanderson	32,500	32,500
Mr. Butts	8,500	8,500
Mr. Cockrell	6,750	6,750
Mr. Rigney	750	750

The forms of restricted stock and performance share agreements for the awards noted above will be filed as exhibits to the Registrant’s next 10-K report. The Committee determined to provide in the restricted stock agreement that in the event of a participant’s death or disability, all of his or her unvested restricted stock will fully and immediately vest (rather than only a pro rata portion of the unvested shares, as provided under the Registrant’s prior restricted stock awards). The following descriptions of the restricted stock and performance share agreements are necessarily not complete, and in each instance reference is made to the agreements themselves.

Restricted Stock Agreements

The form of restricted stock agreement that the Registrant will enter into provides for the grant of a specified number of shares of restricted stock to the participant as a reward for past service and as an incentive for the performance of future services and for no additional consideration, subject to the following terms and conditions:

•	The restricted stock may not be sold or transferred during the restricted period except by will or inheritance.

•	The restricted period lasts for four years, except that it ends and the shares fully and immediately vest in the event of the participant’s death or disability or a change of control of the Registrant. If the participant terminates employment after attaining eligibility for retirement before the end of the restricted period, a pro rata percentage of the shares will immediately vest based on the number of years of the restricted period during which the participant was employed with the Registrant (for example, if the participant retires after one year of the restricted period has passed, he would receive 25% of the shares and would forfeit the remainder; if he retires after two years of the restricted period has passed, he would receive 50% of the shares and would forfeit the remainder; and so on).

•

Rights to the shares are forfeited if the participant’s employment terminates for any other reason prior to the end of the restricted period, or if the board determines that the participant has engaged in specified detrimental conduct or activity while employed with the Registrant or in the two-year period following his or her voluntary termination or termination for cause. If a participant’s shares have already vested, he or she must repay the Registrant the fair market value of his or her shares that is specified in his or her restricted stock agreement.

•	During the restricted period, the participant is entitled to vote the shares and receive dividends.

Performance Share Agreements

The form of performance share agreement that the Registrant will enter into provides for the grant of the right to receive shares of the Registrant’s common stock at the end of a restricted period, subject to the Registrant’s achievement of certain performance measures over the two-year performance period commencing November 1, 2013. The restricted period means the three fiscal years commencing on November 1, 2013. The performance criteria are based on a historical average of the Registrant’s performance over 22 two-year periods, dating back to the two-year period ending in 1991. A performance share award is granted as a reward for past service and as an incentive for the performance of future services and for no additional consideration, subject to the following terms and conditions:

•	A participant can receive a target amount of shares based on the Registrant’s average return on equity and a target based on the Registrant’s average return on sales over the two-year period commencing November 1, 2013. It also establishes several possible percentages of those target awards that he or she could receive, depending on the Registrant’s actual performance measured at the end of the performance period. The performance criteria for the fiscal 2014 performance share awards are:

Measure	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
ROE	50%	9.3%	10.7%	21.4%
ROS	50%	2.6%	3.5%	4.8%

•	The Registrant’s Board of Directors, in its sole discretion, may pay earned performance shares in the form of cash, in shares of common stock, or in a combination of cash or shares which has an aggregate fair market value equal to the value of the earned performance shares at the close of the applicable performance period.

•	If the participant’s employment terminates because of death or disability or after attaining eligibility for retirement, or there has been a change in control of the Registrant before the end of the performance period, the participant will be entitled to receive, at the end of the restricted period, a pro rata portion of the number of performance shares to which he or she otherwise would have been entitled, based on the number of months he or she was employed with the Registrant during the performance period.

•	Rights to the shares are forfeited if the participant’s employment terminates for any other reason prior to the end of the restricted period, or if the Board determines that the participant has engaged in specified detrimental conduct or activity while employed with the Registrant or in the two-year period following his or her voluntary termination or termination for cause. If a participant’s shares have already been issued, he or she must repay the Registrant their fair market value as of their issue dates.

•	During the restricted period, the participant does not have any of the rights of a stockholder of the Registrant with respect to his or her performance shares, including the right to vote the performance shares and the right to receive any dividends or other distributions.

•	A participant may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of his or her right to receive performance shares, other than by will or by the applicable laws of descent and distribution.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Current Report:

Exhibit No.	Description

10.1	Credit Agreement dated October 24, 2013 among Sanderson Farms, Inc. and Harris, N.A. as Agent for the Banks defined therein.

10.2	Guaranty Agreement dated October 24, 2013 of Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division) and Sanderson Farms, Inc. (Processing Division).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: October 28, 2013	By:	/s/ D. Michael Cockrell
D. Michael Cockrell Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated October 24, 2013 among Sanderson Farms, Inc. and Harris, N.A. as Agent for the Banks defined therein.

10.2	Guaranty Agreement dated October 24, 2013 of Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division) and Sanderson Farms, Inc. (Processing Division).